Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TAT Technologies Ltd. (the “Company”) on Form 20-F for the period ending December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ehud Ben- Yair, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ehud Ben-Yair
Ehud Ben-Yair
Chief Financial Officer (Principal Accounting Officer)

Date: March 19, 2020

*	The originally executed copy of this Certification will be maintained at the Company’s offices and will be made available for inspection upon request.